United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2003

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (805) 473-7700

Item 7.

EXHIBITS

Exhibit No.	Description

99	Press Release of July 16, 2003

Item 12.          DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 16, 2003, Mid-State Bancshares reported net income of $8.4 million for the three months ended June 30, 2003, a 16.9% increase over second quarter 2002 earnings of $7.2 million. Diluted earnings per share were $0.34 in the second quarter of 2003 compared to $0.29 in the like 2002 period.

Please refer to the Press Release dated July 16, 2003, attached hereto and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 28, 2003	MID-STATE BANCSHARES

		By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

		By:	/S/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing Mid-State Bancshares Operating Results for the Second Quarter 2003